UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Strategic Partners Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

You really can make a difference!

Your vote is important!

We hope that we can count on your participation.

What you should do now		Three easy ways to vote.

1	Read the enclosed Proxy Statement.	1	Call our toll-free number (found on your Vote Card) from a touch-tone telephone.

2	See your personalized voting instructions.	2	Log on to the Internet at www.proxyvote.com.

3	Vote.	3	By Mail.

Voting is available 24 hours a day, 7 days a week.

Note: Phone or Internet votes are less costly to process. Reminder that mailings are expensive, so vote today!

www.proxyvote.com

NS01727 Ed. 03/2005

An Electronic Solution for Reducing Paper Flow to Your Home.

Enrollment Is Fast and Simple.

Help the environment. Enroll today for future electronic delivery of shareholder materials.

We are pleased to offer our shareholders the convenience of viewing annual and semiannual reports, prospectuses, and proxy statements on-line. With your consent, we will stop sending paper copies of these documents until you notify us otherwise.

www.icsdelivery.com/prudential/funds

NS01727 Ed. 03/2005